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                                                                    EXHIBIT 3.27

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
               BUILDERS FIRSTSOURCE -- INTELLECTUAL PROPERTY, L.P.

     The undersigned General Partner, desiring to form a limited partnership (the "Partnership") pursuant to Section 2.01 of the Texas Revised Limited Partnership Act (the "Act"), hereby duly executes this Certificate of Limited Partnership, to be effective as of the date of filing with the Secretary of State.

     1. The name of the Partnership is Builders FirstSource - Intellectual Property, L.P.

     2. The address of the registered office of the Partnership is 2200 Ross Avenue, Suite 4900 West, Dallas, Texas 75201 and the name of the registered agent whose business office address will be the same as the registered office address is Donald F. McAleenan.

     3. The address of the principal office of the Partnership in the United States where its partnership records are to be kept or made available under Section 1.07 of the Act is 2200 Ross Avenue, Suite 4900 West, Dallas, Texas 75201.

     4. The name, the mailing address, and the street address of the business or residence of the sole general partner of the Partnership are as follows:

         NAME:                                       MAILING AND STREET ADDRESS:
         BFS IP, LLC,                                2200 Ross Avenue
         a Delaware limited liability company        Suite 4900 West
                                                     Dallas, Texas 75201

SIGNED on this the 8th day of December, 2000.

                                           GENERAL PARTNER

                                           BFS IP, LLC,
                                           a Delaware limited liability company

                                           By: /s/ Donald F. McAleenan
                                               ---------------------------------
                                               Donald F. McAleenan
                                               Senior Vice President